UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2012

CorEnergy Infrastructure Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 W. 115th Street, Suite 210, Leawood, KS		66211
(Address of Principal Executive Offices)		(Zip Code)

(913) 981-1020

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 13, 2012, CorEnergy Infrastructure Trust, Inc. (the “Company”) entered into an Underwriting Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC and Stifel, Nicolaus & Company, Incorporated, as representative of the several underwriters named therein (the “Underwriters”) relating to the issuance and sale of up to 14,950,000 shares of the Company’s common stock, par value $0.001 per share, including 1,950,000 shares of common stock issuable to the Underwriters pursuant to an over-allotment option. The price to the public in the offering was $6.00 per share. The Company’s total net proceeds from the offering, after deducting the underwriting discount and commission and other estimated offering expenses, will be approximately $70 million, excluding the over-allotment option. The offering is expected to close on or about December 18, 2012, subject to the satisfaction of customary closing conditions. The Underwriting Agreement contains customary representations, warranties and covenants by the Company. It also provides for customary conditions to closing, indemnification rights, other obligations of the parties thereto and termination provisions.

The offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration Statement No. 333-176944) and a prospectus supplement thereto.

The foregoing summary of the terms of the Underwriting Agreement are only a brief description of certain terms therein, do not purport to be a complete description of the rights and obligations of the parties thereunder, and are qualified in their entirety by the full Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement dated December 13, 2012, by and among CorEnergy Infrastructure Trust, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC and Stifel, Nicolaus & Company, Incorporated

5.1	Opinion of Venable LLP

8.1	Opinion of Husch Blackwell LLP relating to tax matters

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Husch Blackwell LLP (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: December 13, 2012	By: /s/ David J. Schulte
David J. Schulte
Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement dated December 13, 2012, by and among CorEnergy Infrastructure Trust, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC and Stifel, Nicolaus & Company, Incorporated

5.1	Opinion of Venable LLP

8.1	Opinion of Husch Blackwell LLP relating to tax matters

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Husch Blackwell LLP (included in Exhibit 8.1)